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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Valassis Communications, Inc. on Form S-8 of our report dated February 14, 2003, appearing in the Annual Report on Form 10-K of Valassis Communications, Inc. for the year ended December 31, 2002.


/s/ DELOITTE & TOUCHE LLP

Detroit, Michigan
March 27, 2003